UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2009

II-VI Incorporated
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16195	25-1214948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, PA	16056
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (724) 352-5211

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 4, 2009, II-VI Incorporated issued a press release announcing its financial results for the quarter ended June 30, 2009. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Duncan A.J. Morrison will retire from the Board of Directors when his current term expires at the upcoming Annual Meeting of Shareholders on November 6, 2009. Mr. Morrison has served as a Director of the Company and Chairman of the Company's Audit Committee since 1982. Effective with Mr. Morrison's retirement, it is anticipated that current Director Wendy F. DiCicco will be appointed by the Board of Directors to the role of Audit Committee Chairman. Ms. DiCicco has been a Director and Audit Committee member of the Company since 2006.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits. The following exhibit is being furnished pursuant to Item 601 of Regulation S K and Instruction B.2 to this Form:

99.1     Press Release

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

II-VI Incorporated (Registrant)
Date: August 4, 2009	By:	/s/ FRANCIS J. KRAMER Francis J. Kramer President and Chief Executive Officer
Date: August 4, 2009	By:	/s/ CRAIG A. CREATURO Craig A. Creaturo Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release